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                                                                    EXHIBIT 32.1



                                  CERTIFICATION

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Quarterly Report of MSX International, Inc. (the "Company") on Form 10-Q for the fiscal period ended July 3, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Robert Netolicka
--------------------
Robert Netolicka
Chief Executive Officer
August 16, 2005



/s/ Frederick K. Minturn
------------------------
Frederick K. Minturn
Chief Financial Officer
August 16, 2005




A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to MSX International, Inc. and will be retained by MSX International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the form 10-Q and shall not be considered filed as part of the form 10-Q.